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                                                                   Exhibit 23.03

     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement (No. 333-24483) of Cardinal Health, Inc. on Form S-3 and in Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535, No. 33-52537, No. 33-52539,
No. 33-63283-01, No. 33-64337, No. 333-01927-01, No. 333-11803-01, No.
333-21631-01, No. 333-21631-02, No. 333-30889-01 and No. 333-56655-01 of
Cardinal Health, Inc. on Form S-8 of our report dated January 30, 1997, appearing in this Annual Report on Form 10-K of Cardinal Health, Inc., for the year ended June 30, 1998.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
August 28, 1998